                                                                    EXHIBIT 4(b)


                      INSTRUMENT OF ASSUMPTION OF INDENTURE

KNOW ALL MEN BY THESE PRESENTS THAT:

         WHEREAS, Security First Corp., a Delaware corporation ("Security"), and NBD Bank, a Michigan banking corporation (formerly known as NBD Bank, National Association), Trustee ("NBD") are parties to that certain Indenture dated as of May 5, 1993 ("Indenture"), relating to creation and disposition of those certain 6 1/4% Convertible Subordinated Debentures due May 1, 2008 ("Securities"); and

         WHEREAS, FirstMerit Corporation, an Ohio corporation ("FirstMerit"), and Security are parties to a certain Agreement of Affiliation and Plan of Merger dated April 5, 1998 (the "Agreement"), pursuant to which for the consideration and upon other terms and conditions therein prescribed, Security is this day merging with and into FirstMerit (the "Merger"); and

         WHEREAS, in connection with the Merger, FirstMerit shall as a matter of corporate law, assume and agree to pay, perform and discharge all liabilities and duties of Security, including all of its obligations under the Indenture and the Securities; and

         WHEREAS, the Indenture requires that in connection with a permitted merger of Security, the successor entity of Security in such a merger is required to expressly assume all of Security's obligations under the Indenture and the Securities;

         NOW, THEREFORE, in consideration of the premises and in accordance with the provisions of the Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged:

         1. FirstMerit hereby assumes and agrees to perform and discharge all of Security's obligations and duties under the Indenture and the Securities to the fullest extent required of Security thereunder.

         2. FirstMerit hereby acknowledges that the Holder of a Security may hereafter convert such Security into the kind and amount of FirstMerit shares of common stock and cash in lieu of fractional shares, as such Holder would have owned immediately after the Merger in accordance with the terms and conditions of the Agreement, had the Holder converted the Security immediately before the effective date of the Merger. FirstMerit hereby expressly agrees to make such adjustments with respect to Securities as are provided in Article 11 of the Indenture, to the extent applicable to circumstances of FirstMerit occurring after the Merger.

         3. Security hereby assigns, transfers and hereby delivers to FirstMerit all of its rights, books and records pertaining to the Indenture and the Securities.

         IN WITNESS WHEREOF, FirstMerit has caused this instrument to be executed on its behalf by duly authorized officer, this 23rd day of October, 1998.

ATTEST:                                                       FIRSTMERIT CORPORATION

/s/ Terry E. Patton                                           By:/s/ Gary J. Elek
------------------------------------                             ---------------------------------
Terry E. Patton, Secretary                                    Title: Senior Vice President
                                                                    ------------------------------

ACCEPTANCE AND ACKNOWLEDGMENT:

         NBD Bank, as Trustee under that certain Indenture dated as of May 5, 1993 ("Indenture"), hereby acknowledges receipt of the Instrument of Assumption of Indenture executed and delivered by FirstMerit Corporation the date hereof ("Assumption"), and hereby accepts the Assumption as being compliant with the requirements and conditions of the Indenture relating to a merger of Security First Corp. with any person, as of this 23rd day of October, 1998.

ATTEST:                                                       NBD BANK, TRUSTEE

/s/ Monica M. Barbour                                         By:/s/ Alexis M. Johnson
------------------------------------                             ---------------------------------
First Vice president and Legal Counsel                        Title: Ass't Vice President
                                                                    ------------------------------

================================================================================


                              SECURITY FIRST CORP.

                                      AND

                    NBD BANK, NATIONAL ASSOCIATION, TRUSTEE

                             ______________________

                                   Indenture

                            Dated as of May 5, 1993

                             ______________________

                                   $9,775,000

                   6 1/4% Convertible Subordinated Debentures
                                due May 1, 2008


================================================================================

                                TABLE OF CONTENTS


Article  Section  Heading                                                  Page
-------  -------  -------                                                  ----
                  PARTIES ................................................   1
                  RECITALS ...............................................   1

 1                DEFINITIONS, INCORPORATION BY REFERENCE AND RULES OF
                  CONSTRUCTION ...........................................   1
         1.01     Definitions ............................................   1
         1.02     Other Definitions ......................................   3
         1.03     Incorporation by Reference of Trust Indenture Act ......   3
         1.04     Rules of Construction ..................................   4

 2                THE SECURITIES .........................................   4
         2.01     Form and Dating of Securities ..........................   4
         2.02     Execution and Authentication ...........................   4
         2.03     Registrar, Paying Agent and Conversion Agent ...........   5
         2.04     Paying Agent to Hold Money in Trust ....................   5
         2.05     Holder Lists ...........................................   6
         2.06     Transfer and Exchange ..................................   6
         2.07     Replacement Securities .................................   6
         2.08     Outstanding Securities .................................   7
         2.09     Securities Held by the Company or an Affiliate .........   7
         2.10     Temporary Securities ...................................   7
         2.11     Cancellation ...........................................   7
         2.12     Defaulted Interest .....................................   8

 3                REDEMPTION .............................................   8
         3.01     Right of Redemption ....................................   8
         3.02     Notices to Trustee .....................................   8
         3.03     Selection of Securities to be Redeemed .................   9
         3.04     Notice of Redemption ...................................   9
         3.05     Effect of Notice of Redemption .........................  10
         3.06     Deposit of Redemption Price ............................  10
         3.07     Securities Redeemed in Part ............................  10
         3.08     Conversion Arrangement on Call for Redemption ..........  10

 4                SINKING FUND ...........................................  11
         4.01     Sinking Fund Payments ..................................  11
         4.02     Satisfaction of Sinking Fund Payments with Securities ..  11
         4.03     Redemption of Securities for Sinking Fund ..............  12

Article  Section  Heading                                                  Page
-------  -------  -------                                                  ----
 5                COVENANTS ..............................................  12
         5.01     Payment of Securities ..................................  12
         5.02     SEC Reports ............................................  12
         5.03     Compliance Certificate .................................  13
         5.04     Limitation on Disposition of Voting Stock of Security
                  Federal ................................................  13
         5.05     Existence ..............................................  14
         5.06     Maintenance of Properties ..............................  14
         5.07     Payment of Taxes and Other Claims ......................  15

 6                SUCCESSORS .............................................  15
         6.01     When Company May Merge, etc ............................  15

 7                DEFAULTS AND REMEDIES ..................................  16
         7.01     Events of Default ......................................  15
         7.02     Acceleration ...........................................  17
         7.03     Other Remedies .........................................  18
         7.04     Waiver of Past Defaults ................................  18
         7.05     Control by Majority ....................................  18
         7.06     Limitation on Suits ....................................  18
         7.07     Rights of Holders to Receive Payment ...................  19
         7.08     Collection Suit by Trustee .............................  19
         7.09     Trustee May File Proofs of Claim .......................  19
         7.10     Priorities .............................................  20
         7.11     Undertaking for Costs ..................................  20

 8                TRUSTEE ................................................  20
         8.01     Duties of Trustee ......................................  20
         8.02     Rights of Trustee ......................................  21
         8.03     Individual Rights of Trustee ...........................  22
         8.04     Trustee's Disclaimer ...................................  22
         8.05     Notice of Defaults .....................................  22
         8.06     Reports by Trustee to Holders ..........................  22
         8.07     Compensation and Indemnity .............................  23
         8.08     Replacement of Trustee .................................  23
         8.09     Successor Trustee by Merger, etc .......................  24
         8.10     Eligibility, Disqualification ..........................  25
         8.11     Preferential Collection of Claims Against Company ......  25

 9                DISCHARGE OF INDENTURE .................................  25
         9.01     Termination of Company's Obligations ...................  25
         9.02     Application of Trust Money .............................  26
         9.03     Repayment to Company ...................................  26

Article  Section  Heading                                                  Page
-------  -------  -------                                                  ----
10                AMENDMENTS .............................................  26
         10.01    Without Consent of Holders .............................  26
         10.02    With Consent of Holders ................................  27
         10.03    Supplemental Indenture .................................  27
         10.04    Revocation and Effect of Consents ......................  28
         10.05    Notation on or Exchange of Securities ..................  28
         10.06    Trustee Protected ......................................  28

11                CONVERSION .............................................  28
         11.01    Conversion Privilege ...................................  28
         11.02    Conversion Procedure ...................................  29
         11.03    Fractional Common Shares ...............................  29
         11.04    Taxes on Conversion ....................................  30
         11.05    Company to Provide Common Shares .......................  30
         11.06    Adjustment for Change in Capital Shares ................  30
         11.07    Adjustment for Rights Issue ............................  31
         11.08    Adjustment for Other Distributions .....................  32
         11.09    Current Market Price ...................................  32
         11.10    When Adjustment May Be Deferred ........................  33
         11.11    When No Adjustment Required ............................  33
         11.12    Notice of Adjustment ...................................  33
         11.13    Voluntary Reduction ....................................  33
         11.14    Notice of Certain Transactions .........................  34
         11.15    Reorganization of the Company ..........................  34
         11.16    Company Determination Final ............................  35
         11.17    Trustee's Disclaimer ...................................  35

12                SUBORDINATION ..........................................  35
         12.01    Agreement to Subordinate ...............................  35
         12.02    Certain Definitions ....................................  35
         12.03    Liquidation; Dissolution; Bankruptcy ...................  36
         12.04    Default on Senior Debt .................................  36
         12.05    Acceleration of Securities .............................  37
         12.06    When Distribution Must by Paid Over ....................  37
         12.07    Notice by Company ......................................  37
         12.08    Subrogation ............................................  37
         12.09    Relative Rights ........................................  38
         12.10    Subordination May Not Be Impaired by Company ...........  38
         12.11    Distribution or Notice to Representative ...............  38
         12.12    Rights of Trustee and Paying Agent .....................  38

Article  Section  Heading                                                  Page
-------  -------  -------                                                  ----
13                MISCELLANEOUS ..........................................  39
         13.01    Governing Law ..........................................  39
         13.02    Notices ................................................  39
         13.03    Communication by Holders with Other Holders ............  39
         13.04    Paying Agent, Registrar and Conversion Agent ...........  40
         13.05    Certificate and Opinion as to Conditions Precedent .....  40
         13.06    Statements Required in Certificate or Opinion ..........  40
         13.07    Rules by Trustee and Agents ............................  41
         13.08    Legal Holidays .........................................  41
         13.09    No Recourse Against Others .............................  41
         13.10    Duplicate Originals ....................................  41
         13.11    Variable Provisions ....................................  41

14                REPURCHASE OF SECURITIES BY THE COMPANY UPON CHANGE OF
                  CONTROL ................................................  42
         14.01    Right to Require Repurchase ............................  42
         14.02    Notice; Method of Exercising Repurchase Right ..........  42
         14.03    Definition of Change of Control ........................  43

                  SIGNATURES .............................................  44

                  EXHIBIT A - FORM OF SECURITY

         INDENTURE, dated as of May 5, 1993 between SECURITY FIRST CORP., a corporation organized and existing under the laws of the State of Delaware ("Company"), and NBD Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee ("Trustee").


                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Company has duly authorized the creation of an issue of its 6 1/4% Convertible Subordinated Debentures due May 1, 2008 ("Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid obligation of the Company, in accordance with their and its terms, have been done;

         NOW, THEREFORE,

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto, intending to be legally bound hereby, mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE 1

                    DEFINITIONS, INCORPORATION BY REFERENCE
                           AND RULES OF CONSTRUCTION

SECTION 1.01. Definitions.
--------------------------

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

         "Business Day" means a day that is not a Legal Holiday (as defined in Section 13.08 hereof).

         "Common Shares" means shares of common stock, par value $.01 per share, of the Company as the same exist on the date of this Indenture as originally signed.

         "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

         "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "Holder" or "Securityholder" means a person in whose name a Security is registered.

         "Indenture" means this Indenture as amended from time to time.

         "Officer" means the Chairman of the Board, the President, a Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company. See Sections 13.05 and 13.06.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be counsel to the Company or the Trustee. See Sections 13.05 and 13.06.

         "Principal" of a debt security means the principal of the security plus the premium, if any, on the security.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described above issued under this Indenture.

         "Security Federal" means Security Federal Savings and Loan Association of Cleveland a federally chartered capital stock savings and loan association and wholly-owned subsidiary of the Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date shown above.

         "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

         "Trust Officer" means the Chairman of the Board, the president, Vice President, Assistant Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

SECTION 1.02. Other Definitions.
--------------------------------

         Term                                                 Defined in Section
         ----                                                 ------------------
"Bankruptcy Law"............................................         7.01
"Change of Control" ........................................        14.03
"Conversion Agent" .........................................         2.03
"Custodian" ................................................         7.01
"Event of Default" .........................................         7.01
"Legal Holiday" ............................................        13.08
"Paying Agent" .............................................         2.03
"Quoted Price" .............................................        13.11
"Registrar" ................................................         2.03
"Representative" ...........................................        12.02
"Repurchase Date" ..........................................        14.01
"Senior Debt" ..............................................        12.02
"Trading Day" ..............................................        11.09
"U.S. Government Obligations" ..............................         9.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
----------------------------------------------------------------

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Whenever this Indenture incorporates by reference a provision in TIA Sections 310-318(a) containing the statement "the indenture to be qualified" followed by the words "shall" or "may", in turn followed (not always immediately) by the words "require", "provide" or "contain", each such provision, including related definitions and rules of construction, is hereby adopted as a provision of this Indenture. If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sections 310-317, such imposed duties shall control.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder or Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the "Trustee".

         "obligor" on the indenture securities means the Company.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA referenced to another statute or defined by SEC rule under the TIA have the meaning assigned to them.

SECTION 1.04. Rules of Construction.
------------------------------------

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural and in the plural include the singular; and

         (5) provisions apply to successive events and transactions.


                                   ARTICLE 2

                                 THE SECURITIES

SECTION 2.01. Form and Dating of Securities.
--------------------------------------------

         The Securities shall be substantially in the Form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02. Execution and Authentication.
-------------------------------------------

         Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of Exhibit A upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.08.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03. Registrar, Paying Agent and Conversion Agent.
-----------------------------------------------------------

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent to Hold Money in Trust.
--------------------------------------------------

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company or an Affiliate acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.05. Holder Lists.
---------------------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. If this Indenture is qualified under the TIA, the Company shall also furnish or cause to be furnished to the Trustee any additional information, and at the times, required by Section 312(a) of the TIA.

SECTION 2.06. Transfer and Exchange.
------------------------------------

         Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to
Section 2.10, 3.07, 10.05 or 11.02 not involving any transfer.

SECTION 2.07. Replacement Securities.
-------------------------------------

         If the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, at the written direction of the Company, authenticate a replacement Security if the Company receives evidence reasonably satisfactory to it of the loss, destruction or theft of such a Security. In addition, if required by the Trustee or the Company, an indemnity bond must be provided in an amount sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

         Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.
-------------------------------------

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a bona fide purchaser.

         If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.09. Securities Held by the Company or an Affiliate.
-------------------------------------------------------------

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of which the Trustee has actual knowledge are so owned shall be so disregarded.

SECTION 2.10. Temporary Securities.
-----------------------------------

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.
---------------------------

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall destroy cancelled Securities and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

SECTION 2.12. Defaulted Interest.
---------------------------------

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the special record date, the Company shall mail to Holders a notice that states the special record date, payment date, and amount of interest to be paid.


                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Right of Redemption.
----------------------------------

         The Securities may be redeemed otherwise than through operation of the sinking fund provided in Article 4 at the election of the Company, as a whole or from time to time in part, at any time on or after May 1, 1996, at the redemption prices specified in paragraph 5 of the Securities, together with accrued interest to the redemption date.

SECTION 3.02. Notices to Trustee.
---------------------------------

         If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company's notice shall specify the paragraph of the Securities pursuant to which it wants to redeem Securities.

         If the Company wants to credit against any redemption required by
Section 4.01 Securities it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with the notice.

         The Company shall give the notices provided for in this Section at least 60 days before the redemption date.

SECTION 3.03. Selection of Securities to be Redeemed.
-----------------------------------------------------

         If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in such manner as it deems fair and appropriate. The Trustee shall make the selection not less than 45 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger then $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04. Notice of Redemption.
-----------------------------------

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities and the principal amount thereof to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price;

         (3) the conversion price;

         (4) the name and address of the Paying Agent and Conversion Agent;

         (5) that Securities called for redemption may be converted at any time before the close of business on the redemption date;

         (6) that Holders who want to convert Securities must satisfy the requirements in paragraph 8 of the Securities;

         (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

         (8) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.05. Effect of Notice of Redemption.
---------------------------------------------

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price, and on and after such date (unless the Company shall default in the payment of the redemption price) such Securities shall cease to bear interest.

SECTION 3.06. Deposit of Redemption Price.
------------------------------------------

         On or before the redemption date, the Company shall deposit with the Paying Agent money in funds immediately available on the redemption date sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit. The Paying Agent shall return to the Company money not required for that purpose because of conversion of Securities.

SECTION 3.07. Securities Redeemed in Part.
------------------------------------------

         Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         If any Security selected for partial redemption is converted in part, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.

SECTION 3.08. Conversion Arrangement on Call for Redemption.
------------------------------------------------------------

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the close of business on the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Securities, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. The Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                   ARTICLE 4

                                  SINKING FUND

SECTION 4.01. Sinking Fund Payments.
------------------------------------

         As and for a sinking fund for the retirement of the Securities, the Company will, until all Securities are paid or payment thereof provided for, deposit in accordance with Section 3.06, prior to May 1 in each year, commencing with the year 2004 and ending in 2007, an amount in cash sufficient to redeem on such May 1 a principal amount of Securities equal to twenty percent (20%) of the aggregate amount of Securities issued at the redemption price specified in the form of Security hereinbefore set forth for redemption through operation of the sinking fund. The cash amount of any sinking fund payment is subject to reduction as provided in Section 4.02. Each sinking fund payment shall be applied to the redemption of Securities on such May 1 as herein provided.

SECTION 4.02. Satisfaction of Sinking Fund Payments with Securities.
--------------------------------------------------------------------

         The Company (1) may deliver outstanding Securities (other than any previously called for redemption) and (2) may apply as a credit Securities which have been converted pursuant to Article 11 or which have been redeemed at the election of the Company pursuant to Section 3.01, in each case in satisfaction of all or any part of any sinking fund payment required to be made pursuant to
Section 4.01, provided that such Securities have not been previously so credited. Each such Security shall be received and credited for such purpose by the Trustee at the redemption price specified in the form of Security hereinbefore set forth for redemption through operation of the sinking fund, and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 4.03. Redemption of Securities for Sinking Fund.
--------------------------------------------------------

         On or before March 1 in each year commencing with the year 2004 and ending in 2007, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment pursuant to
Section 4.01; the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 4.02 and will also deliver to the Trustee any Securities to be so delivered. Before March 17 in each such year, the Trustee shall select the Securities to be redeemed upon the next ensuing May 1 in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05 and 3.07.


                                   ARTICLE 5

                                   COVENANTS

SECTION 5.01. Payment of Securities.
------------------------------------

         The Company shall pay the principal of, premium, if any, on, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal, premium and interest then due.

         The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 5.02. SEC Reports.
--------------------------

         The Company shall (i) file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations (ii) file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required by such rules and regulations, and (iii) transmit by mail to the Holders, as their names and addresses appear upon the registration books of the Company, such summaries of any information, documents and reports to be filed by the Company pursuant to items (i) and (ii) of this Section as may be required by rules and regulations prescribed by the SEC.

SECTION 5.03. Compliance Certificate.
-------------------------------------

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers, to the best of their knowledge, are aware of (i) any Default that occurred during the fiscal year. If the signers are aware of any Default, the Officers' Certificate shall describe the Default and its status. The Officers' Certificate need not comply with Section 13.06. See Section 13.11. If this Indenture is qualified under the TIA, the Company shall furnish to the Trustee, not less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture; for purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 5.04. Limitation on Disposition of Voting Stock of Security Federal.
----------------------------------------------------------------------------

         So long as any Securities are outstanding, but subject to the provisions of Article 6, the Company shall not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of Security Federal, nor will it permit Security Federal to issue any shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of Security Federal, or permit Security Federal to sell, transfer or lease all or substantially all of its properties and assets, except that (a) the Company may make any such sale, assignment, transfer, grant of a security interest or other disposition of Security Federal voting stock if (i) such transaction is made for fair market value as determined by the Board of Directors, and (ii) in each such case, the Company will own at least 80% of the issued and outstanding voting stock of Security Federal free and clear of any security interest after giving effect to such transaction and (b) with respect to a sale, transfer or lease of property and assets of Security Federal, the Company may permit Security Federal to make any such transfer if it is made in the ordinary course of business of Security Federal as heretofore conducted. Notwithstanding the foregoing, Security Federal may be merged into or consolidated with another person organized under the laws of the United States of America, any state thereof or the District of Columbia, if, after giving effect to such merger or consolidation, the Company owns at least 80% of the voting stock of such other person then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto and treating any such resulting person thereafter as Security Federal and as a subsidiary for purposes of this Indenture, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

SECTION 5.05. Existence.
------------------------

         Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and its subsidiaries' existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 5.06. Maintenance of Properties.
----------------------------------------

         The Company will cause all properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 5.07. Payment of Taxes and Other Claims.
------------------------------------------------

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any subsidiary or upon the income, profits or property of the Company or any subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary and which are material in amount; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


                                   ARTICLE 6

                                   SUCCESSORS

SECTION 6.01. When Company May Merge. etc.
------------------------------------------

         The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets (including any disposition of the voting stock of Security Federal that is prohibited by Section 5.04 of this Indenture) in one or a series of related transactions to, any person unless:

         (1) the person is a corporation;

         (2) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to the conversion of the Securities if pursuant to Section 11.15 the Company or another person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities;

         (3) immediately after the transaction no Default exists; and

         (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Securities.


                                   ARTICLE 7

                             DEFAULTS AND REMEDIES

SECTION 7.01. Events of Default.
--------------------------------

         An "Event of Default" occurs if:

         (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

         (2) the Company defaults in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at maturity, upon redemption (mandatory or optional) or otherwise;

         (3) the Company defaults in the deposit of any sinking fund payment, when and as due by the terms of Article 4, and the Default continues for a period of 30 days;

         (4) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for the period and after the notice specified below in this Section;

         (5) the Company pursuant to or within the meaning of any Bankruptcy
   Law:

             (A) commences a voluntary case,

             (B) consents to the entry of an order for relief against it in an involuntary case,

             (C) consents to the appointment of a Custodian of it or for any substantial part of its property, or

             (D) makes a general assignment for the benefit of its creditors;

         (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against the Company in an involuntary case,

             (B) appoints a Custodian of the Company or for any substantial part of its property, or

             (C) orders the liquidation of the Company,

   and the order or decree remains unstayed and in effect for 60 days; or

         (7) the Company defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company with a principal amount then outstanding in excess of $5,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company with a principal amount then outstanding in excess of $5,000,000 whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the Default continues for the period and after the notice specified below in this Section.

The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (4) or (7) is not an Event of Default until the Trustee or the Holders of at least 20% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure the Default under clause (4) within 60 days, and under clause (7) within 10 days, after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

SECTION 7.02. Acceleration.
---------------------------

         If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such declaration.

SECTION 7.03. Other Remedies.
-----------------------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04. Waiver of Past Defaults.
--------------------------------------

         Subject to and in accordance with the terms of Section 10.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of, principal of, premium, if any, on, or interest on the Securities.

SECTION 7.05. Control by Majority.
----------------------------------

         The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

SECTION 7.06. Limitation on Suits.
----------------------------------

         A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

         (1) the Holder gives to the Trustee notice of a continuing Event of Default;

         (2) the Holders of at least 25% in principal amount of the outstanding Securities make a request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 7.07. Rights of Holders to Receive Payment.
---------------------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

SECTION 7.08. Collection Suit by Trustee.
-----------------------------------------

         If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

SECTION 7.09. Trustee May File Proofs of Claim.
-----------------------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10. Priorities.
-------------------------

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 8.07;

         Second: to holders of Senior Debt to the extent required by Article 12;

         Third: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         Fourth: to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 7.11. Undertaking for Costs.
------------------------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the Securities.


                                   ARTICLE 8

                                    TRUSTEE

SECTION 8.01. Duties of Trustee.
--------------------------------

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

         (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this Section.

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02. Rights of Trustee.
--------------------------------

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 8.03. Individual Rights of Trustee.
-------------------------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

SECTION 8.04. Trustee's Disclaimer.
-----------------------------------

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

SECTION 8.05. Notice of Defaults.
---------------------------------

         If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, on and interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. For purposes of this Section, the Trustee shall be deemed to have knowledge of a Default in payment of principal of, premium, if any, on and interest on any Security.

SECTION 8.06. Reports by Trustee to Holders.
--------------------------------------------

         If the Indenture is qualified under the TIA, within 60 days after the reporting date stated in Section 13.11, the Trustee shall mail to such Holders as required by TIA Section 313(c), a brief report dated as of such reporting date that complies with Section 313(a). If the Indenture is qualified under the TIA, the Trustee also shall comply with TIA Section 313(b) (2).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 8.07. Compensation and Indemnity.
-----------------------------------------

         The Company shall pay to the Trustee reasonable compensation for its services upon receipt of a written request from the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08. Replacement of Trustee.
-------------------------------------

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (1) the Trustee fails to comply with Section 8.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 8.10, any Holder who has been a bona fide Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

SECTION 8.09. Successor Trustee by Merger. etc.
-----------------------------------------------

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 8.10. Eligibility; Disqualification.
--------------------------------------------

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a) (1). The Trustee shall always have a combined capital and surplus as stated in Section 13.11. If this Indenture is qualified under the TIA, the Trustee is subject to TIA Section 310(b). Neither the Company nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee.

SECTION 8.11. Preferential Collection of Claims Against Company.
----------------------------------------------------------------

         If the Indenture is qualified under the TIA, the Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b). If the Indenture is qualified under the TIA, a Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                   ARTICLE 9

                             DISCHARGE OF INDENTURE

SECTION 9.01. Termination of Company's Obligations.
---------------------------------------------------

         The Company may terminate all of its obligations under this Indenture if:

         (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

         (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be. The Company may make the deposit only during the one-year period and only if Article 12 permits it.

However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 5.01, 8.07, 8.08 and 9.03, and in Article 11, shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 8.07 and 9.03 shall survive.

         After a deposit, the Trustee, upon request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         "U.S. Government Obligations" means obligations issued or guaranteed as to payment by the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 9.02. Application of Trust Money.
-----------------------------------------

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to Article 12.

SECTION 9.03. Repayment to Company.
-----------------------------------

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.


                                   ARTICLE 10

                                   AMENDMENTS

SECTION 10.01. Without Consent of Holders.
------------------------------------------

         The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder:

         (1) to comply with Sections 6.01, 11.15 and 12.01;

         (2) to provide for uncertificated Securities in addition to certificated Securities; or

         (3) to cure any ambiguity, defect, or inconsistency and to make any other change, provided that such cure or change does not adversely affect the rights of any Holder.

SECTION 10.02. With Consent of Holders.
---------------------------------------

         The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 66 2/3% in principal amount of the outstanding Securities. However, without the consent of each Holder affected, an amendment under this Section may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment;

         (2) reduce the rate of or change the time for payment of interest on any Security;

         (3) reduce the principal or premium of or change the fixed maturity of any Security;

         (4) make any Security payable in money other than that stated in the Security;

         (5) make any change in Section 7.04, Section 7.07 or Section 10.02 (second sentence);

         (6) make any change that adversely affects the right to convert any Security; or

         (7) make any change in Article 12 that adversely affects the rights of any Holder.

         An amendment under this Section may not make any change that adversely affects the rights under Article 12 of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

         Promptly after an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

SECTION 10.03. Supplemental Indenture.
--------------------------------------

         Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture. Every such supplemental indenture shall conform to the applicable requirements of the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.
-------------------------------------------------

         Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 10.05. Notation on or Exchange of Securities.
-----------------------------------------------------

         The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 10.06. Trustee Protected.
---------------------------------

         The Trustee need not sign any supplemental indenture that adversely affects its rights.


                                   ARTICLE 11

                                   CONVERSION

SECTION 11.01. Conversion Privilege.
------------------------------------

         Subject to and upon compliance with the provisions of this Indenture, a Holder may convert a Security into Common Shares at any time during the period stated in paragraph 8 of the Securities. The number of Common Shares issuable upon conversion of a Security is determined as follows: Divide the principal amount to be converted by the conversion price in effect on the conversion date. Round the result to the nearest 1/100th of a share.

         The initial conversion price is stated in paragraph 8 of the Securities. The conversion price is subject to adjustment.

         A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

SECTION 11.02. Conversion Procedure.
------------------------------------

         To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Shares issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

         No payment or adjustment will be made for accrued interest on a converted Security. Securities having a conversion date which falls during the period from the close of business on a record date preceding an interest payment date to the opening of business on such interest payment date shall (unless any such Securities or the portion thereof being converted shall have been called for redemption on a date after such record date and before such interest payment date) also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Securities then being converted; provided, however, that no such payment need be made if there shall exist, at the conversion date, a default in the payment of interest on the Securities.

         If a Holder converts more than one Security at the same time, the number of Common Shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

         Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

SECTION 11.03. Fractional Common Shares.
----------------------------------------

         The Company will not issue a fractional Common Share upon conversion of a Security. Instead, the Company will deliver its check for the current market value of the fractional Common Share. The current market value of a fraction of a Common Share is determined as follows: multiply the current market price of a full Common Share by the fraction and round the result to the nearest cent.

         The current market price of a Common Share is the Quoted Price of the Common Shares on the last Trading Day prior to the conversion date. In the absence of such a quotation, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

SECTION 11.04. Taxes on Conversion.
-----------------------------------

         If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Common Shares are issued in a name other than the Holder's name.

SECTION 11.05. Company to Provide Common Shares.
------------------------------------------------

         The Company shall reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares or its Common Shares held in treasury enough Common Shares to permit the conversion of the Securities.

         All Common Shares which may be issued upon the conversion of the Securities shall, when issued, be duly authorized and validly issued, fully paid and non-assessable.

         The Company will endeavor to comply with all securities laws regulating the offer and delivery of Common Shares upon conversion of Securities and will endeavor to list such Common Shares on each national securities exchange on which the Common Shares are listed.

SECTION 11.06. Adjustment for Change in Capital Shares.
-------------------------------------------------------

         If the Company:

         (1) pays a dividend or makes a distribution on its Common Shares of its Common Shares;

         (2) subdivides its outstanding Common Shares into a greater number of shares;

         (3) combines its outstanding Common Shares into a smaller number of shares;

         (4) makes a distribution on its Common Shares in shares other than Common Shares; or

         (5) issues by reclassification of its Common Shares any of its shares,

then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the

Holder of a Security thereafter converted may receive the number of shares of the Company which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder upon conversion of a Security may receive shares of two or more classes, the Company shall determine the allocation of the adjusted conversion price between the classes of shares. After such allocation, the conversion privilege and the conversion price of each class of shares shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Article.

SECTION 11.07. Adjustment for Rights Issue.
-------------------------------------------

         If the Company distributes any rights or warrants to all holders of its Common Shares entitling them for a period expiring within 60 days after the record date mentioned below to purchase Common Shares at a price per share less than the current market value on that record date, the conversion price shall be adjusted in accordance with the formula:

                                      N x P
                                      -----
                                  0  +  M
                                  -------
                        C' = C x
                                  0  +  N

where:

   C' =  the adjusted conversion price.

   C  =  the current conversion price.

   0  =  the number of Common Shares outstanding on the record date.

   N  =  the number of additional Common Shares offered.

   P  =  the offering price per share of the additional Common Shares.

   M  =  the current market price per Common Share on the record date.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights or warrants.

SECTION 11.08. Adjustment for Other Distributions.
--------------------------------------------------

         If the Company distributes to all holders of its Common Shares any of its assets or debt securities or any rights or warrants to purchase securities of the Company, the conversion price shall be adjusted in accordance with the formula:

                                     M  -  F
                                     -------
                       C'  =   C x
                                        M

where:

   C'  =  the adjusted conversion price.

   C   =  the current conversion price.

   M   =  the current market price per Common Share on the record date mentioned below.

   F   =  the fair market value on the record date of the assets, securities, rights or warrants being distributed which are applicable to one Common Share. The Company shall determine the fair market value.


         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution.

         This Section does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company. Also, this Section does not apply to rights or warrants referred to in Section 11.07.

SECTION 11.09. Current Market Price.
------------------------------------

         In Sections 11.07 and 11.08 the current market price per Common Share on any date is the average of the Quoted Prices of the Common Shares for 30 consecutive Trading Days commencing on the 45th Trading Day before the date in question. If quotations occur on five or less of the 30 consecutive Trading Days, the current market price shall be the average of the Quoted Prices of the Common Stock for 90 consecutive Trading Days commencing on the 105th Trading Day before the date in question. If quotations occur on five or less of the 90 consecutive Trading Days, the current market price shall be determined on the basis of an independent appraisal by a regionally or nationally recognized appraiser with experience in appraising banking entities. For the purpose of Section 11.03 and this Section, a "Trading Day" is a day other than a Legal Holiday.

SECTION 11.10. When Adjustment May be Deferred.
-----------------------------------------------

         No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

SECTION 11.11. When No Adjustment Required.
-------------------------------------------

         No adjustment need be made for a transaction referred to in
Section 11.06, 11.07 or 11.08 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the transaction.

         No adjustment need be made for rights to purchase Common Shares pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Shares.

         To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 11.12. Notice of Adjustment.
------------------------------------

         Whenever the conversion price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

SECTION 11.13. Voluntary Reduction.
-----------------------------------

         The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period.

         Whenever the conversion price is reduced, the Company shall mail to Holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

         A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 11.06 through 11.08.

SECTION 11.14. Notice of Certain Transactions.
----------------------------------------------
         If:

         (1) the Company takes any action that would require an adjustment in the conversion price pursuant to Sections 11.06, 11.07 or 11.08 and if the Company does not let Holders participate pursuant to Section 11.11; or

         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.15; or

         (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 11.15. Reorganization of the Company.
---------------------------------------------

         If the Company is a party to a transaction subject to Section 6.01 or a merger which reclassifies or changes its outstanding Common Shares, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

         If this Section applies, Section 11.06 does not apply.

SECTION 11.16. Company Determination Final.
-------------------------------------------

         Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.08, 11.09 or 11.11 is conclusive.

SECTION 11.17. Trustee's Disclaimer.
------------------------------------

         The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 11.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.


                                   ARTICLE 12

                                 SUBORDINATION

SECTION 12.01. Agreement to Subordinate.
----------------------------------------

         The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 12.02. Certain Definitions.
-----------------------------------

         "Senior Debt" means the principal of and interest on (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company) other than the Securities, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind other than in the ordinary course of the Company's business as heretofore conducted,
(b) obligations of
the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Company is a party and (c) amendments, renewals, extensions, modifications and refunding of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the Securities or is made subordinate to any other indebtedness or obligation of the Company to substantially the same extent as the Securities are made subordinate.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

         A distribution may consist of cash, securities or other property.

SECTION 12.03. Liquidation; Dissolution; Bankruptcy.
----------------------------------------------------

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

         (1) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Holders shall be entitled to receive any payment of principal of, premium on, or interest on Securities; and

         (2) until the Senior Debt is paid in full in cash, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except that Holders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

SECTION 12.04. Default on Senior Debt.
--------------------------------------

         The Company may not pay principal, premium, if any, or interest on the Securities and may not acquire any Securities for cash or property other than capital shares of the Company if:

         (1) a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity, and

         (2) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to
   Section 12.12. If the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Debt shall not be effective for purposes of this Section.

         The Company may resume payments on the Securities and may acquire them when:

         (a) the default is cured or waived, or

         (b) 120 days pass after the notice is given if the default is not the subject of judicial proceedings,

if this Article otherwise permits the payment or acquisition at that time.

SECTION 12.05. Acceleration of Securities.
------------------------------------------

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company may pay the Securities when 120 days pass after the acceleration occurs if this Article permits the payment at that time.

SECTION 12.06. When Distribution Must be Paid Over.
---------------------------------------------------

         If a distribution is made to Holders that because of this Article should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

SECTION 12.07. Notice by Company.
---------------------------------

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of, premium, if any, or interest on Securities to violate this Article.

SECTION 12.08. Subrogation.
---------------------------

         After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Debt.

SECTION 12.09. Relative Rights.
-------------------------------

         This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms;

         (2) affect the relative rights of Holders and creditors of the Company other than holders of Senior Debt; or

         (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

         If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default.

SECTION 12.10. Subordination May Not Be Impaired by Company.
------------------------------------------------------------

         No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 12.11. Distribution or Notice to Representative.
--------------------------------------------------------

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

SECTION 12.12. Rights of Trustee and Paying Agent.
--------------------------------------------------

         The Trustee or Paying Agent may continue to make payments on the Securities until it receives notice of facts that would cause a payment of principal of, premium, if any, or interest on the Securities to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


                                   ARTICLE 13

                                 MISCELLANEOUS

SECTION 13.01. Governing Law.
-----------------------------

         The laws of the State of Ohio shall govern this Indenture and the Securities.

SECTION 13.02. Notices.
-----------------------

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 13.11. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

SECTION 13.03. Communication by Holders with Other Holders.
-----------------------------------------------------------

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04. Paying Agent, Registrar and Conversion Agent.
------------------------------------------------------------

         The Company initially appoints NBD BANK, NATIONAL ASSOCIATION, as the Paying Agent, Registrar and Conversion Agent.

SECTION 13.05. Certificate and Opinion as to Conditions Precedent.
------------------------------------------------------------------

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         The author or authors of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, respectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters, if such author or authors reasonably and in good faith believe in the accuracy of the document relied upon.

         If this Indenture is qualified under the TIA, the Company shall also comply with any other additional requirements of Section 314(c) of the TIA.

SECTION 13.06. Statements Required in Certificate or Opinion.
-------------------------------------------------------------

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.07. Rules by Trustee and Agents.
-------------------------------------------

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.08. Legal Holidays.
------------------------------

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.09. No Recourse Against Others.
------------------------------------------

         All liability described in the Securities of any director, officer, employee or shareholder, as such, of the Company is hereby waived and released.

SECTION 13.10. Duplicate Originals.
-----------------------------------

         The parties may execute any number of copies of this Indenture. One executed copy is enough to prove this Indenture.

SECTION 13.11. Variable Provisions.
-----------------------------------

         The first certificate pursuant to Section 5.03 shall be for the fiscal year ending on March 31, 1994.

         The reporting date for Section 8.06 is May 15 of each year.

         The Trustee shall always have a combined capital and surplus of at least $50,000,000 (which shall not be less than $150,000) as set forth in its most recent published annual report of condition.

         In Sections 11.03 and 11.09, the "Quoted Price" of the Common Shares is the last reported bid price of the Common Shares by securities dealers or, if quotations of the Common Shares are so reported, the last reported sales price of the Common Shares as reported on the National Association of Securities Dealers

Automated Quotation System or its successor, or if the Common Shares are listed on one or more securities exchanges, the last reported sale price on such securities exchange as the Company may designate.

         The Company's address is:

               Security First Corp.
               1413 Golden Gate Boulevard
               Mayfield Heights, Ohio 44124

         The Trustee's address is:

               NBD Bank, National Association
               Attention: Corporate Trust Administration
               611 Woodward Avenue
               Detroit, Michigan 48226


                                   ARTICLE 14

                    REPURCHASE OF SECURITIES BY THE COMPANY
                             UPON CHANGE OF CONTROL

SECTION 14.01. Right to Require Repurchase.
-------------------------------------------

         Subject to the provisions of Article 12 hereof, in the event of any Change of Control, each Holder shall have the right, at such Holder's option, to require the Company to purchase, and upon the exercise of such right the Company shall purchase, all of such Holder's Securities or any portion of such Holder's Securities having a principal amount of $1,000 or integral multiples thereof on the date (the "Repurchase Date") that is 90 days after the date of such Change of Control, at 100% of the principal amount, plus accrued interest to the Repurchase Date.

SECTION 14.02. Notice; Method of Exercising Repurchase Right.
-------------------------------------------------------------

         (a) On or before the 30th day after the date of any Change of Control, the Company, or at the request of the Company, the Trustee, shall give notice of a Change of Control and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each Holder of Securities. The Company shall also cause a copy of such notice of a repurchase right to be published in a newspaper of general circulation in Cuyahoga County, Ohio.

         Each notice of a repurchase right shall state:

         (1) the Repurchase Date,

         (2) the date by which the repurchase right must be exercised,

         (3) the price at which the repurchase is to be made, it the repurchase right is exercised, and

         (4) a description of the procedure which a Holder must follow to exercise a repurchase right.

         No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right.

         (b) To exercise a repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (a) above) on or before the 90th day after the Change of Control
(i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Security or Securities (or portion of a Security) to be repurchased, and a statement that the option to exercise the repurchase right is being made thereby, and (ii) the Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable.

         (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the price payable with respect to the Security or Securities as to which the repurchase right has been exercised in cash to the Holder of such Security or Securities, on the Repurchase Date. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Security or Securities in the aggregate principal amount of the unrepurchased portion of such surrendered Security.

SECTION 14.03. Definition of Change of Control.
-----------------------------------------------

         As used in this Article 14, a "Change of Control" of the Company shall be deemed to have occurred on the date on which any person becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Common Shares of the Company.

                                   SIGNATURES


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      SECURITY FIRST CORP.



[Corporate Seal]                      By /s/ Charles F. Valentine
                                        -------------------------------
                                        Charles F. Valentine,
                                        Chairman of the Board and
                                        Chief Executive Officer


Attest:



/s/ Jeffrey J. Calabrese
---------------------------
Jeffrey J. Calabrese
Secretary

                                      NBD BANK, NATIONAL ASSOCIATION



[Corporate Seal]                      By /s/ W. Harrison Smith
                                        ---------------------------------
                                        W. Harrison Smith
                                        Second Vice President


Attest:



/s/ Richard J. McCullen
--------------------------------
Richard J. McCullen
Vice President & Deputy Cashier

STATE OF OHIO        )
                       ss.
COUNTY OF CUYAHOGA   )

         On this 4th day of May, 1993, before me appeared
Charles F. Valentine, to me personally known, who, being by me duly sworn, did say that he resides at Mayfield Heights, Ohio, that he is the Chairman of the Board and Chief Executive Officer of Security First Corp., one of the corporations described in and which executed the above instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Charles F. Valentine acknowledged said instrument to be the free act and deed of said corporation.



                                                     /s/ Peggy L. Poznako
                                                     ---------------------------
                                                     Notary Public




STATE OF MICHIGAN)
                       ss.
COUNTY OF WAYNE  )

         On this 3rd day of May, 1993, before me personally came
W. Harrison Smith, to me known, who, being by me duly sworn, did say that he resides at Detroit, Michigan, that he is an authorized signer of NBD
Bank, National Association, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.



                                                     /s/ Diana M. Jordan
                                                     ---------------------------
                                                     Notary Public